Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 18, 2026

Supplementing that Certain

INDENTURE

Dated as of April 18, 2024

among

BLUE OWL FINANCE LLC,

THE GUARANTOR PARTIES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

6.750% Senior Notes due 2036

This Second Supplemental Indenture, dated as of August 18, 2026 (the “Second Supplemental Indenture”), among Blue Owl Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 399 Park Avenue, 37th Floor, New York, NY 10022 (the “Company”) and an indirect subsidiary of Blue Owl Capital Inc., a Delaware corporation (the “Parent”), the Parent, the other guarantors party hereto (together with the Parent, the “Guarantors”), and Wilmington Trust, National Association, as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of April 18, 2024, among the Company, the Parent, the other Guarantors named therein and the Trustee (the “Base Indenture” and subject to Section 1.3 hereof, together with this Second Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Guarantors have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 2.01 and 3.01 of the Base Indenture, and the Guarantees thereof by the Guarantors; and Section 9.01 of the Base Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of (a) establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture and (b) adding to or changing any of the provisions to the Base Indenture in certain circumstances.

The Company desires to create a series of Securities designated as its “6.750% Senior Notes due 2036” pursuant to the terms of this Second Supplemental Indenture.

The Company has duly authorized the execution and delivery of this Second Supplemental Indenture and the Notes (as defined herein) to be issued from time to time, as provided for in the Indenture.

Each Guarantor has duly authorized its Guarantee of the Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Second Supplemental Indenture.

All things necessary have been done to make this Second Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered and under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Second Supplemental Indenture, the valid and legally binding obligations of each Guarantor and to make this Second Supplemental Indenture a valid and legally binding agreement of each Guarantor, in accordance with its terms.

ARTICLE I

Issuance of Securities

SECTION 1.1 Issuance of Notes; Principal Amount; Maturity; Title.

(1) On August 18, 2026, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Notes (as defined herein) substantially in the form set forth in Section 3.2 below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Second Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution of such Notes.

(2) The Initial Notes to be issued pursuant to the Indenture shall be issued in the aggregate principal amount of $750,000,000 and shall mature on August 18, 2036 (the “Stated Maturity”), unless the Notes are redeemed or repurchased prior to that date as described in Sections 5.1 and 6.2. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $750,000,000, except for Notes issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture and except for any Notes which, pursuant to Section 3.03 of the Base Indenture, are deemed never to have been authenticated and delivered. The Company may, without the consent of the Holders, issue an unlimited principal amount of additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP number as the Initial Notes, but such additional Notes may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date (“Additional Notes”); provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number from the Initial Notes.

(3) The Notes shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(4) Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates a series of Securities designated as the “6.750% Senior Notes due 2036” of the Company (as amended or supplemented from time to time, that are issued under the Indenture, including both the Initial Notes and the Additional Notes, if any, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

SECTION 1.2 Interest.

(1) Interest on a Note will accrue at the per annum rate of 6.750%, from and including the date specified on the face of such Note to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year comprised of twelve 30-day months.

(2) The Company shall pay interest on the Notes semi-annually in arrears on February 18 and August 18 of each year (each, an “Interest Payment Date”), commencing February 18, 2027.

(3) Interest shall be paid on each Interest Payment Date to the registered Holders of the Notes after the close of business on the Regular Record Date (as defined herein).

(4) Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the Corporate Trust Office. The Company shall make payments of principal, premium, if any, and interest or the Repurchase Price in connection with a Change of Control Repurchase Event in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as Paying Agent for payments with respect to the Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each Place of Payment for the Notes. Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Note. However, the Company may require Holders of the Notes to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes. All moneys paid by the Company to a Paying Agent for the payment of principal, premium, interest, additional amounts or Redemption Price on Notes which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Company upon request, and the Holder of such Notes thereafter may look only to the Company for payment thereof.

(5) If any Interest Payment Date, Stated Maturity, or earlier Redemption Date or Repurchase Price Payment Date falls on a day that is not a Business Day in The City of New York or in the jurisdiction of the Place of Payment, the Company shall make the required payment of principal, premium, if any, and/or interest or Repurchase Price in connection with a Change of Control Repurchase Event on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or earlier Redemption Date or Repurchase Price Payment Date, as the case may be, to such next succeeding Business Day.

SECTION 1.3 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture will govern and be controlling.

ARTICLE II

Definitions and Other Provisions of General Application

SECTION 2.1 Definitions.

For all purposes of this Second Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this Second Supplemental Indenture otherwise requires):

(1) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Second Supplemental Indenture;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) “including” means including without limitation;

(4) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Second Supplemental Indenture otherwise requires) for all purposes of this Second Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this Second Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Second Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Second Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Second Supplemental Indenture shall have the meaning assigned to such term in this Second Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 1.1(2).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered as a result of a Change of Control to below Investment Grade by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60 day period the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred as a result of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Blue Owl Entity; or

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Blue Owl Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) the Parent or (ii) one or more Guarantors comprising all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Offer” has the meaning specified in Section 6.2(1).

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a related Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission or any successor entity.

“Continuing Blue Owl Entity” means any entity that, immediately following any relevant date of determination, is directly or indirectly controlled by one or more persons who, as of any date of determination (i) each have devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their Subsidiaries or affiliated funds and investment vehicles during the 12-month period immediately preceding such date and (ii) directly or indirectly control a majority of the voting stock (or other similar interests) in the Parent or any successor entity.

“Covenant Defeasance” has the meaning specified in Section 8.1.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 4.1.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Global Note Legend” means the legend set forth in Article III hereto, which is required to be placed on each Global Note issued hereunder.

“Global Notes” means one or more global notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form set forth in Article III hereto, that bear the Global Note Legend and that have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Initial Notes” means Notes in an aggregate principal amount of up to $750,000,000 initially issued under this Second Supplemental Indenture in accordance with Section 1.1(2).

“Interest Payment Date” has the meaning specified in Section 1.2(2).

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better from Fitch (or its equivalent under any successor rating categories of Fitch) or Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means August 18, 2026.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Credit Group (other than entities within the Credit Group).

“Maturity Date” means August 18, 2036.

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Notes” has the meaning specified in Section 1.1(4).

“Par Call Date” means May 18, 2036.

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Parent or is merged into a direct or indirect Subsidiary of the Parent; provided that such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary, (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) other liens of a similar nature as those described above, (d) liens existing on the date hereof and (e) any lien that renews, extends, replaces or refunds any lien permitted hereby without increasing the principal of the indebtedness secured thereby.

“Rating Agency” means:

•	each of Fitch, S&P and Moody’s; and

•

if any of Fitch, S&P or Moody’s ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch, S&P or Moody’s or each of them, or both, as the case may be.

“Registrar” means the Security Registrar for the Notes, which shall initially be Wilmington Trust, National Association, or any successor entity thereof, subject to replacement as set forth in the Base Indenture.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the February 8 or August 8, as applicable, immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“Repurchase Price” has the meaning specified in Section 6.2(1).

“Repurchase Price Payment Date” has the meaning specified in Section 6.2(3)(iii).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.

“Stated Maturity” has the meaning specified in Section 1.1(2).

“Treasury Rate” means, with respect to any Redemption Date, yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date notice of the redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the date notice of the redemption is given H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such date notice of the redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United

States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE III

Security Forms

SECTION 3.1 Form Generally.

(1) The Notes shall be in substantially the form set forth in Section 3.2 of this Article III, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefore or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(2) The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(3) Upon their original issuance, the Notes shall be issued in the form of one or more Global Notes in definitive, fully registered, book-entry form without interest coupons. Each Global Note shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC (the “Depositary”). Beneficial interests in the Global Notes will be shown on, and transfers of beneficial interests in the Global Notes will be effected only through, the records maintained by DTC and its participants, including Clearstream and Euroclear.

SECTION 3.2 Form of Note.

[FORM OF FACE OF NOTE]

(1)	[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.].

(2)	[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE FOR WHICH DTC IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH

OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BLUE OWL FINANCE LLC

6.750% SENIOR NOTE DUE 2036

No.	Principal Amount (US)$

CUSIP NO.

Blue Owl Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Second Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of       United States Dollars (U.S.$   ) on August 18, 2036 and to pay interest thereon, from August 18, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be February 18 and August 18 of each year, commencing February 18, 2027, at the per annum rate of 6.750%, per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Second Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day). Except as otherwise provided in the Second Supplemental Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Second Supplemental Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Blue Owl Finance LLC

By:
Name:
Title

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

1.

Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “6.750% Senior Notes due 2036” (herein called the “Notes”), issued under a Second Supplemental Indenture, dated as of August 18, 2026 (the “Second Supplemental Indenture”), to an indenture, dated as of April 18, 2024 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture” and herein with the Second Supplemental Indenture, collectively, the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $750,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture and except for any Notes which, pursuant to Section 3.03 of the Base Indenture, are deemed never to have been authenticated and delivered. The Second Supplemental Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2.

Optional Redemption. Prior to the Par Call Date, the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of any Notes being redeemed and (ii) the sum, as determined by the Company, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) on any Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Notes may be redeemed in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of any Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

3.

Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase, pursuant to the provisions of Section 6.2 of the Second Supplemental Indenture.

4.

Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5.

Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered, and if requested, provided to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

6.

Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7.

Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee shall treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

8.

Guarantee. As expressly set forth in the Base Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Base Indenture.

9.	Governing Law. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s last name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________, as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signature:

Signature Guarantee:

Signature
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

[SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Blue Owl Finance LLC

6.750% Senior Note due 2036

The initial principal amount of this Note is $______. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee](1)

(1)	Insert for Global Notes only

ARTICLE IV

Remedies

SECTION 4.1 Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	an Event of Default pursuant to Section 5.01 of the Base Indenture; or

(2)	the Company’s failure to pay or causing to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event.

SECTION 4.2 Waiver of Past Defaults.

Section 5.12 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 5.12 in the Base Indenture shall instead be deemed to refer to this Section 4.2.

Subject to Section 5.02 of the Base Indenture, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and any Event of Default arising therefrom, with respect to the Notes and its consequences, except a Default

(1) in the payment of the principal of or premium, if any, or interest on any Note or the Repurchase Price in connection with a Change of Control Repurchase Event; or

(2) in respect of a covenant or provision hereof or of the Base Indenture which under Article VII hereof or under Article 9 of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Second Supplemental Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V

Redemption of Securities

SECTION 5.1 Optional Redemption.

Prior to the Par Call Date, the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of any Notes being redeemed and (ii) the sum, as determined by the Company, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) on any Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Notes may be redeemed in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of any Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Any redemption of the Notes under this Section 5.1 shall be in accordance with Article 11 of the Base Indenture (Redemption of Securities), other than the notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed, at such Holder’s address appearing in the Security Register.

ARTICLE VI

Particular Covenants

SECTION 6.1 Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured. This Section 6.1 shall not limit the ability of the Credit Parties or their Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective Subsidiaries.

SECTION 6.2 Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(1) If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article V, the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”).

(2) In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agency or Rating Agencies, as the case may be, each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an Officer’s Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

(3) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(i) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) that the Change of Control Offer is being made pursuant to this Section 6.2;

(iii) the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv) if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(4) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(5) On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered and being repurchased; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and the Company shall execute and the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer or (ii) the Company has given written notice of a redemption as provided under Section 5.1; provided that the Company has not failed to pay the Redemption Price on the Redemption Date.

SECTION 6.3 Financial Reports

Section 7.04 of the Base Indenture shall apply to the reports, information, and documents delivered under this Section 6.3.

(1) For so long as the Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after the Parent files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Trustee may conclusively presume, and shall incur no liability in such presumption, that the Parent has not filed any such reports, reconciliations, information, documents and other reports with the Commission that are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) unless and until it shall have received written notice from the Company to the contrary.

ARTICLE VII

Supplemental Indentures

SECTION 7.1 Supplemental Indentures without Consent of Holders of Notes.

For the purposes of the Base Indenture and this Second Supplemental Indenture, no amendment to cure any ambiguity, defect or inconsistency in this Second Supplemental Indenture, the Base Indenture or the Notes made solely to conform this Second Supplemental Indenture, the Base Indenture or the Notes to the “Description of Notes” section of the Company’s prospectus supplement dated August 11, 2026, shall be deemed to adversely affect the interests of the Holders of any Notes.

SECTION 7.2 Supplemental Indentures with Consent of Holders of Notes.

Section 9.02 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 9.02 in the Base Indenture shall instead be deemed to refer to this Section 7.2.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for the Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes under the Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(2) reduce the principal amount of any Note which would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02 and Section 5.03 of the Base Indenture, or reduce the rate of or extend the time of payment of interest on any Note;

(3) reduce the Repurchase Price in connection with a Change of Control Repurchase Event;

(4) reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(5) change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(6) impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(7) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for modification or amendment of this Second Supplemental Indenture or the Base Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Base Indenture or this Second Supplemental Indenture or certain defaults thereunder and hereunder and their consequences) provided for in the Base Indenture and this Second Supplemental Indenture

(8) modify any of the provisions of this Section 7.2 or Section 5.12 or Section 10.05 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of this Second Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 7.2 and Section 10.05 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(7) of the Base Indenture;

(9) subordinate the Notes or any Guarantee of a Guarantor in respect thereof to any other obligation of the Company or such Guarantor;

(10) modify the terms of any Guarantee in a manner adverse to the Holders of the Notes;

or

(11) modify clauses (1) through (10) above.

It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, waive compliance with the Credit Parties’ covenants described under Sections 6.1, 6.2 and 6.3 and Article 8 of the Base Indenture.

ARTICLE VIII

Defeasance

SECTION 8.1 Covenant Defeasance.

Section 13.03 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 13.03 in the Base Indenture shall instead be deemed to refer to this Section 8.1.

Upon the Company’s exercise of its option, if any, to have this Section 8.1 applied to the Notes, or if this Section 8.1 shall otherwise apply to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations and any covenants provided pursuant to Article VI of this Second Supplemental Indenture and Section 3.01(18), Section 8.01, Section 9.01(1), Section 9.01(12) and Section 14.02 of the Base Indenture for the benefit of the Holders of such Notes and (2) the occurrence of any event specified in Section 5.01(4) and Section 5.01(8) of the Base Indenture and Section 4.1(2) of the Second Supplemental Indenture shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes and the related Guarantees as provided in Section 13.03 of the Base Indenture on and after the date the conditions set forth in Section 13.04 of the Base Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes and Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of the Base Indenture, this Second Supplemental Indenture and such Notes and Guarantees shall be unaffected thereby.

ARTICLE IX

Miscellaneous

SECTION 9.1 Execution as Supplemental Indenture.

This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and this Second Supplemental Indenture and the Base Indenture shall henceforth be read together, and any conflict between the Base Indenture and this Second Supplemental Indenture shall be resolved as provided in Section 1.3 of this Second Supplemental Indenture.

SECTION 9.2 Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 9.3 Separability Clause.

In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.4 Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 9.5 Execution and Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. The Company also hereby acknowledges that the Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes.

SECTION 9.6 Governing Law.

This Second Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

BLUE OWL FINANCE LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL INC., as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL GP LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL HOLDINGS LP, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

BLUE OWL CAPITAL CARRY LP, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL GROUP LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL GPSC HOLDINGS LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LP, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL GP STAKES GP HOLDINGS LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

BLUE OWL REAL ESTATE HOLDINGS LP, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL REAL ESTATE GP HOLDINGS LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL HOLDINGS LLC, as Guarantor

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

[Signature Page to Second Supplemental Indenture]